ABC FUNDING, INC. HIRES NEW MANAGEMENT
     ROBERT P. MUNN JOINS AS CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN
                 CARL A. CHASE JOINS AS CHIEF FINANCIAL OFFICER

      Houston, May 23, 2008 -- ABC Funding, Inc. ("ABC" or the "Company") (OTCBB: AFDG) announced today that it has hired Robert P. Munn as its new Chief Executive Officer and President. Mr. Munn succeeds Steven Barrenechea as the Company's CEO and President. Mr. Munn has also been appointed a director of the Company and will assume the role of Chairman.

      Mr. Munn has over 27 years' experience in the United States and International oil and gas arenas, where he has worked for both small and large independent E&P companies in different basins throughout the United States, the Gulf of Mexico and offshore West Africa. Prior to joining the Company, from September 2007 until his resignation in February 2008, Mr. Munn served as President, Chief Executive Officer and a director of Unicorp, Inc., a publicly traded independent E&P company now trading as Striker Oil and Gas, Inc. (OTCBB:
SOIS.BB). In 2003, he opened the U.S. office for Sterling Energy, PLC (OTC BB:
SGEYF) and, until September 2007, he served as a director and Executive Vice-President for Sterling, managing the growth of its U.S. operations by successfully adding oil and gas reserves through drilling and acquiring producing properties. Prior to his tenure with Sterling, Mr. Munn served as Vice-President of Exploration for FW Oil. From 1987 through 2001, he served in various supervisory and senior technical roles with Amerada Hess, working in oil and gas basins located both onshore and offshore the United States. From 1981 to 1987, Mr. Munn worked as an exploration and exploitation geologist for Buckhorn Petroleum and Harper Oil Company in Denver, Colorado. Mr. Munn received a B.A. degree in Geology from the University of Colorado in 1981.

      In addition, the Company announced the hiring of Carl A. Chase as Chief Financial Officer. Mr. Chase has over 33 years' experience with major and independent E&P companies and has held various financial and administrative positions with publicly traded companies. Most recently, from August 2004 until his resignation in April 2008 he served as Chief Financial Officer and a director of Unicorp, Inc., a publicly traded independent E&P company now trading as Striker Oil and Gas, Inc. (OTCBB: SOIS.BB). From August 2000 to May 2006, Mr. Chase served as both a consultant and senior vice president to Rockport Healthcare Group, Inc. (OTC BB: RPHL), a publicly-traded preferred provider organization, PPO, for work-related injuries and illnesses. From 2003 until 2006, Mr. Chase served as a director of eLinear, Inc., an integrated technology solutions provider of security, IP telephony and network and storage solutions infrastructure. From August 1999 to May 2000, Mr. Chase was Chief Financial Officer of ClearWorks.net, Inc., an information technology company providing IT consulting and computer hardware and software solutions. From December 1992 to August 1999, Mr. Chase served as Chief Financial Officer of Bannon Energy Incorporated, a privately held, independent E&P company, where his responsibilities included acquisitions, financing and accounting and administration. Mr. Chase has also held various financial and administrative positions with various oil and gas companies, including Amoco Production Company and Union Pacific Resources Corporation. Mr. Chase received a Bachelor of Accountancy degree from the University of Oklahoma in 1975.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected results from drilling exploratory and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of ABC Funding, Inc's projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions are forward-looking statements. Although ABC Funding, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, that geological conditions in the reservoir may not result in commercial levels of oil and gas production, that changes in product prices could occur, and other risks may be realized as disclosed in ABC's public filings with the U.S. Securities and Exchange Commission.

Contact:

ABC Funding, Inc.
Carl A. Chase
(713) 248-5978